UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 13, 2006

Date of Report (Date of earliest event reported)

MATTEL, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 13, 2006, Mattel, Inc. (“Mattel”) closed its offering of (i) $100 million aggregate principal amount of Floating Rate Notes due June 15, 2009 (the “2009 Notes”) and (ii) $200 million aggregate principal amount of 6.125% Notes due June 15, 2011 (the “2011 Notes” and together with the 2009 Notes, the “Notes”). The Notes are governed by the terms of a Senior Debt Indenture (the “Indenture”) between Mattel and J.P. Morgan Trust Company, National Association, as Trustee, dated as of February 15, 1996.

The Indenture contains customary affirmative and negative covenants, including limitations on sale/leaseback transactions; limitations on liens; and limitations on mergers and similar transactions.

The 2009 Notes were priced to investors at 100% of the principal amount. The 2011 Notes were priced to investors at 99.978% of the principal amount.

The interest rate on the 2009 Notes is subject to adjustment based on changes in the three-month U.S. Dollar London Interbank Offered Rate. Mattel will pay interest on the 2009 Notes quarterly on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2006. Mattel will pay interest on the 2011 Notes semi-annually on June 15 and December 15, beginning December 15, 2006.

The Notes are senior unsecured debt obligations and will rank equally among themselves and with all of Mattel’s other present and future senior unsecured indebtedness.

If an event of default with respect to either series of Notes occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare to be due and payable immediately the principal by a notice in writing to us (and to the trustee if given by the holders), and upon such declaration such principal shall be immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of all outstanding debt securities issued pursuant to the Indenture shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

Mattel may not redeem the 2009 Notes before maturity. Mattel may redeem all or part of the 2011 Notes at any time at its option at a redemption price equal to the greater of (1) the principal amount of the notes being redeemed plus accrued interest to the redemption date and (2) a “make-whole” amount based on the yield of a comparable U.S. Treasury security plus 20 basis points. For more information, refer to “Supplemental Description of the Notes – Optional Redemption” in the Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”) by Mattel on June 12, 2006.

The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-134740) (the “Registration Statement”) previously filed with the Commission by Mattel under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mattel, Inc. Registrant

Date: June 19, 2006	By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary